                                                                      Exhibit 1A

                      STOCK PURCHASE AND EXCHANGE AGREEMENT
                      -------------------------------------


         THIS AGREEMENT, made as of the day of August, 1999, between REGENCY AFFILIATES, INC. ("Regency"), a corporation organized under the laws of the State of Delaware, and GLAS-AIRE INDUSTRIES GROUP LTD. ("Glas-Aire"), a corporation organized under the laws of the State of Nevada.

                                   WITNESSETH:

         WHEREAS, Regency Affiliates, Inc., through its wholly-owned subsidiary, Speed.com, Inc., is the owner of 516,915 shares of the issued and outstanding Common Stock, $0.01 par value, of Glas-Aire Industries Group Ltd.; and

         WHEREAS, Glas-Aire Industries Group Ltd. is the owner of 1,188,000 shares of the issued and outstanding Common Stock, $0.40 par value, of Regency Affiliates, Inc.; and

         WHEREAS, Regency Affiliates, Inc. desires to acquire additional shares of the Common Stock, $0.01 par value, of Glas-Aire Industries Group Ltd.; and

         WHEREAS, Glas-Aire Industries Group Ltd. desires to acquire additional shares of the Common Stock, $0.40 par value, of Regency Affiliates, Inc.;

         NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter contained and other good and valuable considerations, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    SECTION I

                         STOCK PURCHASE PRICE AND TERMS
                         ------------------------------

         1.1 SALE AND PURCHASE OF THE REGENCY STOCK. Subject to the terms and conditions hereof, on the Closing Date (as such term is hereinafter defined), Regency shall sell to Glas-Aire and Glas-Aire shall purchase from Regency, 2,852,375 shares of the Common Stock, $0.40 par value of Regency (the "Regency Stock") for a total purchase price ("Purchase Price") as follows:

                  (a) One Million Nine Hundred Sixty-eight Thousand Dollars ($1,968,000.00) payable in cash at Closing; and

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                  (b) Eighty-six Thousand (86,000) shares of the Common Stock,
                  $0.01 par value of Glas-Aire, deliverable at Closing (the "Glas-Aire Stock").

         1.2 CLOSING. The closing ("Closing") of the sale and purchase of the Stock shall be held at the offices of Regency (or at such other place as may be mutually agreed) on August ___, 1999.

         1.3      DELIVERY OF STOCK CERTIFICATES.  At the Closing:

                  (a) Regency shall deliver to Glas-Aire certificates representing the Regency Stock, in such denominations as reasonably requested by Glas-Aire.

                  (b) Glas-Aire shall deliver to Regency certificates representing the Glas-Aire Stock, in such denominations as reasonably requested by Regency.

         1.4 EXAMINATION OF CERTIFICATES. Each party shall permit the other to examine the certificates for the Regency Stock or Glas-Aire Stock, as the case may be, endorsements, stock powers and supporting papers at the Closing and at such times and dates prior thereto as such party may reasonably request.


                                   SECTION II

           REPRESENTATIONS AND WARRANTIES OF REGENCY AFFILIATES, INC.
           ----------------------------------------------------------

         Regency represents and warrants to Glas-Aire that:

         2.1      CORPORATE.

                  (a) The authorized capitalization of the Regency consists of Twenty- five million shares of preferred and common stock of which 12,632,089 shares of its $0.40 p.v. Common Stock are validly issued, fully paid, non-assessable and outstanding, and 12,460 shares are held by the Company as treasury shares.

                  (b) The copies previously furnished to Glas-Aire of the Articles of Incorporation, the Bylaws and proceedings of the shareholders and directors of Regency are true and correct.

                  (c) Except as set forth in Schedule 2.1(b), no agreement other than this Agreement exists regarding the sale, issuance or transfer of any shares of the Common Stock of Regency. At the Closing, the Regency Stock shall be transferred to Glas-Aire and upon such transfer, Glas-Aire shall acquire absolute title to the Regency Stock

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                  free and clear of all liens, charges, encumbrances and
                  assessments whatsoever. The Regency Stock shall be issued pursuant to an exemption from registration under the Securities Act of 1933. No registration or filing with, and no consent or approval of, or other action by any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution and performance of this Agreement.

                  (d) Regency is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified in the jurisdictions in which the ownership or leasing of property or the nature of its business require its qualification; and Regency has the power to own and lease its properties and carry on its business as and where now conducted.

                  (e) The Consolidated Financial Statements of Regency as of the end of the fiscal years ending December 31, 1998 and 1997, and related notes, as contained in Regency's annual reports on SEC Form 10-K, and as further set forth in the interim reports filed by Regency on SEC Form10-Q, are true and correct, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and accurately present the financial condition of Regency as of the dates stated and the results of its operations during such periods.

                  (f) There is no suit, action, administrative, arbitration or other proceeding, or any governmental investigation, pending or threatened, against Regency, or any of its respective properties or assets or any basis known by Regency therefor, which affects the validity of this Agreement or any agreement contemplated herein or any action to be taken by Regency in connection herewith or therein.

                  (g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Regency have been duly authorized, and as of the Closing Date, no further corporate authorization in connection therewith will be required on the part of Regency.

                  (h) Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement will breach or violate any provision of the Articles of Incorporation or Bylaws of Regency, or any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of any agreement or instrument to which Regency is a party, or by which Regency is or may be bound, or constitute a default thereunder or result in the creation or imposition

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                  of any lien, charge, encumbrance, or restriction of any nature whatsoever, or give to any person any interest or right, including rights of termination, acceleration or cancellation, in or with respect to the Regency Stock or the properties, assets, contracts, or business of Regency.

         2.2 INVESTMENT REPRESENTATION. Regency agrees that any Common Stock of Glas-Aire which it may acquire by virtue of this Agreement has not been registered under the Securities Act of 1933, as amended, shall be "restricted stock" pursuant to SEC Rule 144, shall be acquired for investment purposes only and not with a view toward distribution or resale; provided, however that this provision shall become inoperative in the event the said Common Stock shall be registered under the Securities Act of 1933, as amended, or in the event there is presented to Glas-Aire an opinion of counsel satisfactory to Glas-Aire to the effect that the offer and sale of the securities may lawfully be made without registration under the Securities Act of 1933, as amended.

         2.3 DISCLOSURE. No representation or warranty in this Agreement, nor any statement, certificate, schedule or exhibit furnished or to be furnished by or on behalf of Regency pursuant to this Agreement, nor any document or certificate delivered to Glas-Aire pursuant to this Agreement in connection with the transactions contemplated herein, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.



                                   SECTION III

REPRESENTATIONS AND WARRANTIES OF GLAS-AIRE INDUSTRIES GROUP LTD.
-----------------------------------------------------------------

         Glas-Aire represents and warrants to Regency that:

         3.1      CORPORATE.

                  (a) The authorized capitalization of the Glas-Aire consists of 1,000,000 shares of preferred and 3,000,000 shares of common stock of which 1,732,417 shares of its $0.01 p.v. Common Stock are validly issued, fully paid, non-assessable and outstanding, and 158,872 shares are held by the Company as treasury shares.

                  (b) The copies previously furnished to Regency of the Articles of Incorporation, the Bylaws and proceedings of the shareholders and directors of Glas-Aire are true and correct.

                  (c) Except as set forth in Schedule 2.1(b), no agreement other than this Agreement exists regarding the sale, issuance or transfer of any shares of the Common Stock of Glas-Aire. At the Closing, the Glas-Aire Stock shall be transferred to Regency and upon such

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                  transfer, Regency shall acquire absolute title to the
                  Glas-Aire Stock free and clear of all liens, charges, encumbrances and assessments whatsoever. The Glas-Aire Stock shall be issued pursuant to an exemption from registration under the Securities Act of 1933. No registration or filing with, and no consent or approval of, or other action by any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution and performance of this Agreement.

                  (d) Glas-Aire is a corporation organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified in the jurisdictions in which the ownership or leasing of property or the nature of its business require its qualification; and Glas-Aire has the power to own and lease its properties and carry on its business as and where now conducted.

                  (e) The Consolidated Financial Statements of Glas-Aire as of the end of the fiscal years ending January 31, 1999 and 1998, and related notes, as contained in Glas-Aire's annual reports on SEC Form 10-K, and as further set forth in the interim reports filed by Glas-Aire on SEC Form 10-Q, are true and correct, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and accurately present the financial condition of Glas-Aire as of the dates stated and the results of its operations during such periods.

                  (f) There is no suit, action, administrative, arbitration or other proceeding, or any governmental investigation, pending or threatened, against Glas-Aire, or any of its respective properties or assets or any basis known by Glas-Aire therefor, which affects the validity of this Agreement or any agreement contemplated herein or any action to be taken by Glas-Aire in connection herewith or therein.

                  (g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Glas-Aire have been duly authorized, and as of the Closing Date, no further corporate authorization in connection therewith will be required on the part of Glas-Aire.

                  (e) Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement will breach or violate any provision of the Articles of Incorporation or Bylaws of Glas-Aire, or any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of any agreement or instrument to which Glas-Aire is a party, or by which Glas-Aire is or may be bound, or

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                  constitute a default thereunder or result in the creation or imposition of any lien, charge, encumbrance, or restriction of any nature whatsoever, or give to any person any interest or right, including rights of termination, acceleration or cancellation, in or with respect to the Glas-Aire Stock or the properties, assets, contracts, or business of Glas-Aire.

         3.2 INVESTMENT REPRESENTATION. Glas-Aire agrees that any Common Stock of Regency which it may acquire by virtue of this Agreement has not been registered under the Securities Act of 1933, as amended, shall be "restricted stock" pursuant to SEC Rule 144, shall be acquired for investment purposes only and not with a view toward distribution or resale; provided, however that this provision shall become inoperative in the event the Common Stock shall be registered under the Securities Act of 1933, as amended, or in the event there is presented to Regency an opinion of counsel satisfactory to Regency to the effect that the offer and sale of the securities may lawfully be made without registration under the Securities Act of 1933, as amended.

         3.3 DISCLOSURE. No representation or warranty in this Agreement, nor any statement, certificate, schedule or exhibit furnished or to be furnished by or on behalf of Glas-Aire pursuant to this Agreement, nor any document or certificate delivered to Regency pursuant to this Agreement in connection with the transactions contemplated herein, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.


                                   SECTION IV
                                   ----------

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF REGENCY
                 ----------------------------------------------

         4.1 GENERAL. Each and every obligation of Regency to be performed upon or in connection with the Closing shall be subject to the satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Regency:

                  (a) REPRESENTATION AND WARRANTIES. The representations and warranties of Glas-Aire contained in this Agreement shall be true at and as of the Closing as though such representations and warranties were made at and as of the Closing Date, and all references in such representations and warranties, specific or implied, to any date which such representations and warranties are made also shall mean and include the Closing Date.

                  (b) COMPLIANCE WITH AGREEMENT. Glas-Aire shall have performed and complied with its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                  (c) NO LITIGATION. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental

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                  agency which, in the opinion of counsel to Regency, might
                  result in (i) the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or
                  (ii) any material claim against Regency.

                  (d) EVENT OF DEFAULT. There shall have been no event of default under this Agreement nor any event, which with notice or lapse of time, or both, would become such an event of default.

                  (e) CORPORATE PROCEEDINGS. All corporate and other proceedings and all documents incidental to the transactions involved in the Closing shall be satisfactory in substance and form to Regency, and Regency shall have received all such counterpart originals or certified or other copies of such documents as Regency reasonably may request.

                  (f) EXHIBITS. Each and every exhibit called for herein shall have been attached hereto and shall contain no disclosure which materially adversely affects, or would, with the lapse of time, materially adversely affect the financial condition, business, results of operations, properties or assets of Glas-Aire.


                                    SECTION V

           CONDITIONS PRECEDENT TO OBLIGATIONS OF GLAS-AIRE INDUSTRIES
           -----------------------------------------------------------
                                   GROUP LTD.
                                   ----------

         5.1 GENERAL. Each and every obligation of Glas-Aire to be performed upon or in connection with the Closing shall be subject to the satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Glas-Aire:

                  (a) REPRESENTATION AND WARRANTIES. The representations and warranties of Regency contained in this Agreement shall be true at and as of the Closing as though such representations and warranties were made at and as of the Closing Date, and all references in such representations and warranties, specific or implied, to any date which such representations and warranties are made also shall mean and include the Closing Date.

                  (b) COMPLIANCE WITH AGREEMENT. Regency shall have performed and complied with its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                  (c) NO LITIGATION. No investigation, suit, action or other proceeding

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                  shall be threatened or pending before any court or
                  governmental agency which, in the opinion of counsel to Glas-Aire, might result in (i) the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (ii) any material claim against Glas-Aire.

                  (d) EVENT OF DEFAULT. There shall have been no event of default under this Agreement nor any event, which with notice or lapse of time, or both, would become such an event of default.

                  (e) CORPORATE PROCEEDINGS. All corporate and other proceedings and all documents incidental to the transactions involved in the Closing shall be satisfactory in substance and form to Glas-Aire, and Glas-Aire shall have received all such counterpart originals or certified or other copies of such documents as Glas-Aire reasonably may request.

                  (f) EXHIBITS. Each and every exhibit called for herein shall have been attached hereto and shall contain no disclosure which materially adversely affects, or would, with the lapse of time, materially adversely affect the financial condition, business, results of operations, properties or assets of Regency.



                                   SECTION VI

                                     CLOSING
                                     -------


         6.1 REGENCY'S ACTIONS. Regency shall take the following actions at the
Closing:

                  (a) Regency shall furnish Glas-Aire a copy, duly certified by the secretary or assistant secretary of Regency, of resolutions duly adopted by the Board of Directors of Regency authorizing and approving the execution, delivery and performance by Regency of this Agreement and the matters contained herein.

                  (b) Regency shall make delivery of the Regency Stock due at Closing.


         6.2 GLAS-AIRE'S ACTIONS. Glas-Aire shall take the following actions at the Closing:

                  (a) Glas-Aire shall furnish Regency a copy, duly certified by the

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                  secretary or assistant secretary of Glas-Aire, of resolutions duly adopted by the Board of Directors of Glas-Aire authorizing and approving the execution, delivery and performance by Glas-Aire of this Agreement and the matters contained herein.

                  (b) Glas-Aire shall make delivery of the Glas-Aire Stock due at Closing.

                  (c) Glas-Aire shall make payment of the cash portion of the Purchase Price due at Closing.



                                   SECTION VII

                                INDEMNIFICATIONS
                                ----------------

         7.1 Regency agrees to indemnify Glas-Aire and hold Glas-Aire harmless from any and all liabilities, obligations, losses, damages and deficiencies resulting from or arising out of any breach of any covenant or obligation made or incurred by Regency as provided for herein.

         7.2 Glas-Aire agrees to indemnify Regency and hold Regency harmless from any and all liabilities, obligations, losses, damages and deficiencies resulting from or arising out of any breach of any covenant or obligation made or incurred by Glas-Aire as provided for herein.


                                  SECTION VIII

                                  MISCELLANEOUS
                                  -------------

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Regency and Glas-Aire contained in this Agreement shall survive the Closing on the Closing Date for a period of four (4) years.

         8.2 EXPENSES. Whether or not any of the transactions contemplated under this Agreement shall be consummated, each party hereto shall pay or cause to be paid the cost of such party's performance of and compliance with this Agreement, including all taxes (including penalties and interest) imposed upon such party by any taxing authority in connection with the transactions contemplated by this Agreement. Attorney fees incurred by the parties in connection with this Agreement shall be borne by the party incurring said fees.

         8.3 BROKERS. Regency and Glas-Aire each represents, warrants and covenants to the other that there is no broker entitled to compensation by reason of this transaction.

         8.4 MODIFICATION AND WAIVERS. This Agreement may be modified, amended or changed only by an instrument in writing signed by the party against whom the enforcement thereof is

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sought. No waiver of the performance of any term or provision of this Agreement shall be valid or effective for any purpose unless such waiver shall be in writing and signed by the party making the waiver.

         8.5 ENTIRE AGREEMENT, AMENDMENT, SUCCESSORS. This Agreement (including the Exhibits hereto) and the other agreements referred to herein constitute the entire agreement between the parties with respect to the transactions contemplated herein, and supersedes all prior agreements and undertakings between the parties relating to such transactions. Neither party shall be liable or bound to the other party hereto in any manner with respect to such transactions by any warranties, representations, indemnities, covenants or agreements except as specifically set forth herein or in any amendment to this Agreement which is in writing and signed by both parties. This Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the respective parties hereto.

         8.6 COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         8.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida.

         8.8 HEADINGS. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Section in which they appear or to which they relate.

         8.9 FURTHER ASSURANCES. Regency and Glas-Aire each agrees that it will upon the reasonable request of the other do, execute, acknowledge and deliver all such further acts, assignments, transfers, conveyances, and assurances as may be necessary or desirable to assign, transfer, grant, convey, assure, perfect, confirm to and vest in the other, its successors and assigns, title to and possession of the property to be transferred hereunder.



         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers thereunto duly authorized, all as of the day and year first above written.


WITNESSES                                    REGENCY AFFILIATES, INC.

/s/ Douglas F. Long                          By /s/ William R. Ponsoldt
-----------------------------                  ---------------------------------
                                                 William R. Ponsoldt, President

/s/ Jacqueline Teske                         Dated: 8-2-99
-----------------------------                      -----------------------------



                                  Page 10 of 11
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/s/ illegible                                And By /s/ Eunice Antosh
-----------------------------                    -----------------------------
                                                 Eunice Antosh, Secretary

/s/ Neil A. Fortkamp                         Dated: 8-2-99
------------------------------                     -----------------------------




                                             GLAS-AIRE INDUSTRIES GROUP LTD.

/s/ Jennifer Takahashi                       By /s/ Alex Yie Wie Ding
------------------------------                 ---------------------------------
                                                 Alex Yie Wie Ding, President

/s/ illegible                                Dated: 8-4-99
-----------------------------                      -----------------------------


/s/ Jennifer Takahashi                       And By /s/ Alex Ding
------------------------------                     -----------------------------
                                                 Alex Ding, Secretary

/s/ illegible                                Dated: 8-4-99
-----------------------------                      -----------------------------


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